EXHIBIT 99.2
Summary Pro Forma Combined
Oil, Natural Gas and Natural Gas Liquids
Reserve Data

The following tables set forth summary pro forma information with respect to Vanguard's pro forma combined estimated net proved and proved developed natural gas, oil and natural gas liquids reserves for the year ended December 31, 2014. This pro forma information gives effect to the Pinedale Acquisition and the Piceance Acquisition as if they occurred on January 1, 2014. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

Estimated changes in the quantities of natural gas, oil and natural gas liquids reserves for the year ended December 31, 2014 are as follows:

	Natural Gas (in MMcf)
	Vanguard Historical	Pinedale Acquisition	Piceance Acquisition	Pro forma adjustments		Vanguard Pro forma Combined (a)
Net proved reserves
January 1, 2014	586,489	573,755	294,000	—		1,454,244
Revisions of previous estimates	(66,797)	52,272	(12,679)	—		(27,204)
Extensions, discoveries and other	2,927	—	—	—		2,927
Purchases of reserves in place	1,036,285	—	—	(889,961)	(b)	146,324
Production	(83,037)	(29,478)	(19,799)	31,890		(100,424)
December 31, 2014	1,475,867	596,549	261,522	(858,071)		1,475,867

	Oil (in MBbls)
	Vanguard Historical	Pinedale Acquisition	Piceance Acquisition	Pro forma adjustments		Vanguard Pro forma Combined (a)
Net proved reserves
January 1, 2014	45,316	4,852	2,477	—		52,645
Revisions of previous estimates	(2,910)	585	(83)	—		(2,408)
Extensions, discoveries and other	465	—	—	—		465
Purchases of reserves in place	12,873	—	—	(7,640)	(b)	5,233
Sales of reserves in place	(2,394)	—	—	—		(2,394)
Production	(3,301)	(270)	(216)	295		(3,492)
December 31, 2014	50,049	5,167	2,178	(7,345)		50,049

	Natural Gas Liquids (in MBbls)
	Vanguard Historical	Pinedale Acquisition	Piceance Acquisition	Pro forma adjustments		Vanguard Pro forma Combined (a)
Net proved reserves
January 1, 2014	29,195	20,044	12,340	—		61,579
Revisions of previous estimates	(10,769)	(5,752)	(828)	—		(17,349)
Extensions, discoveries and other	22	—	—	—		22
Purchases of reserves in place	26,840	—	—	(24,740)	(b)	2,100
Production	(2,759)	(1,243)	(1,186)	1,365		(3,823)
December 31, 2014	42,529	13,049	10,326	(23,375)		42,529

(a)	Includes Vanguard’s, the Pinedale Acquisition’s and the Piceance Acquisition's estimated net proved and proved developed oil, natural gas and natural gas liquids reserves as of December 31, 2014.

(b)
To adjust the amount of purchases of reserves representing the Pinedale Acquisition and Piceance Acquisition during 2014 included in Vanguard's historical information. The pro forma effect of each acquisition is presented separately in the table above.

	Vanguard Historical	Pinedale Acquisition	Piceance Acquisition	Pro forma adjustments (a)	Vanguard Pro forma Combined (b)
Estimated proved reserves:
Natural Gas (MMcf)	1,475,867	596,549	261,522	(858,071)	1,475,867
Oil (MBbls)	50,049	5,167	2,178	(7,345)	50,049
Natural Gas Liquids (MBbls)	42,529	13,049	10,326	(23,375)	42,529
MMcfe	2,031,335	705,845	336,546	(1,042,391)	2,031,335

Estimated proved developed reserves:
Natural Gas (MMcf)	970,714	286,435	199,507	(485,942)	970,714
Oil (MBbls)	39,143	2,298	1,580	(3,878)	39,143
Natural Gas Liquids (MBbls)	28,678	7,876	5,864	(13,740)	28,678
MMcfe	1,377,640	347,479	244,171	(591,650)	1,377,640

(a)
To adjust the amount of reserves representing the Pinedale Acquisition and Piceance Acquisition during 2014 included in Vanguard's historical information. The pro forma effect of each acquisition is presented separately in the table above.

(b)	Includes Vanguard’s, the Pinedale Acquisition’s and the Piceance Acquisition's estimated net proved and proved developed oil, natural gas and natural gas liquids reserves as of December 31, 2014.

The standardized measure of discounted future net cash flows relating to the combined proved oil, natural gas and natural gas liquids reserves at December 31, 2014 is as follows (in thousands):

Vanguard Historical (a)
Future cash inflows	$11,225,973
Future production costs	(3,999,460)
Future development costs	(845,872)
Future net cash flows	6,380,641
10% annual discount for estimated timing of cash flows	(3,404,914)
Standardized measure of discounted future net cash flows	$2,975,727

(a)	The historical standardized measure includes Vanguard, the Pinedale Acquisition and the Piceance Acquisition.

For the December 31, 2014 calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed using the average oil and natural gas price based upon the 12-month average price of $94.87 per barrel of crude oil and $4.36 per MMBtu for natural gas adjusted for quality, transportation fees and a regional price differential, and the volume-weighted average price of $35.35 per barrel of natural gas liquids. The natural gas liquids prices were calculated using the differentials for each property to West Texas Intermediate reference price of $94.87. We may receive amounts different than the standardize measure of discounted cash flow for a number of reasons, including price changes and the effects of our hedging activities.

The following are the principal sources of change in the combined standardized measure of discounted future net cash flows on a pro forma basis for the year ended December 31, 2014 (in thousands):

	Vanguard Historical	Pinedale Acquisition	Piceance Acquisition	Pro forma adjustments		Vanguard Pro forma Combined (a)
Sales and transfers, net of production costs	$(430,224)	$(116,408)	$(96,653)	$123,169		$(520,116)
Net changes in prices and production costs	11,138	311,334	(132,576)	—		189,896
Extensions discoveries and improved recovery, less related costs	24,841	—	—	—		24,841
Changes in estimated future development costs	36,564	(115,401)	(13,728)	—		(92,565)
Previously estimated development costs incurred during the period	68,817	74,685	352	—		143,854
Revision of previous quantity estimates	(292,454)	26,854	(20,726)	—		(286,326)
Accretion of discount	183,397	46,010	53,471	—		282,878
Purchases of reserves in place	1,621,571	—	—	(1,257,662)	(b)	363,909
Sales of reserves	(48,163)	—	—	—		(48,163)
Change in production rates, timing and other	(33,731)	57,008	65,465	—		88,742
Net change in standardized measure	1,141,756	284,082	(144,395)	(1,134,493)		146,950
Standardized measure, January 1, 2014	1,833,971	460,099	534,707	—		2,828,777
Standardized measure, December 31, 2014	$2,975,727	$744,181	$390,312	$(1,134,493)		$2,975,727

(a)	The pro forma standardized measure includes Vanguard, the Pinedale Acquisition and the Piceance Acquisition.

(b)
To adjust the amount of purchases of reserves representing the Pinedale Acquisition and Piceance Acquisition during 2014 included in Vanguard's historical information. The pro forma effect of each acquisition is presented separately in the table above.